                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule14a-11(c) or Rule14a-12

                               KEMET CORPORATION
               (Name of Registrant as Specified In Its Charter)


    (Name of person(s) filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: ________

  (2) Aggregate number of securities to which transaction applies: ___________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

  (4) Proposed maximum aggregate value of transaction: _______________________

  (5) Total fee paid: ________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

                               KEMET Corporation

                                   Notice of
                              1996 Annual Meeting
                                of Stockholders
                                      and
                                Proxy Statement

                                  MEETING DATE
                                 July 24, 1996



                             Your Vote is Important

  Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope.

                               KEMET CORPORATION
                                 P.O. BOX 5928
                       GREENVILLE, SOUTH CAROLINA 29606

                                                                  June 24, 1996

Dear Stockholder:

  You are cordially invited to attend the 1996 Annual Meeting of Stockholders which will be held on Wednesday, July 24, 1996, at 1:00 p.m., local time, at the Hyatt Regency Hotel, 220 N. Main Street, Greenville, South Carolina 29601.

  The notice of meeting, proxy statement and proxy are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

  It is important that your shares are represented and voted at the 1996 Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the 1996 Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,


                                          David E. Maguire
                                          Chairman and Chief Executive Officer

                               KEMET CORPORATION
                                 P.O. BOX 5928
                       GREENVILLE, SOUTH CAROLINA 29606

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of KEMET Corporation (the "Corporation") will be held on Wednesday, July 24, 1996, at 1:00 p.m., local time, at the Hyatt Regency Hotel, 220 N. Main Street, Greenville, South Carolina 29601, to consider and take action with respect to the following matters:

    1. The election of two directors for a three-year term or until their successors are duly elected and qualified.

    2. The approval of the 1995 Executive Stock Option Plan covering 1,950,000 shares of Common Stock.

    3. The approval of the Executive Bonus Plan.

    4. The ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the year ending March 31, 1997.

    5. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Holders of record of the Corporation's Common Stock at the close of business on June 7, 1996, are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors


                                          Glenn H. Spears
                                          Secretary

June 24, 1996

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                             Mailed to Stockholders on or about
                                                            June 24, 1996

                               KEMET CORPORATION
                                 P.O. BOX 5928
                       GREENVILLE, SOUTH CAROLINA 29606

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      1996 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 24, 1996

                               ----------------

  This proxy is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of KEMET Corporation (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on July 24, 1996, at the Hyatt Regency Hotel, 220 N. Main Street, Greenville, South Carolina 29601, and at any adjournments or postponements thereof.

  When you sign and return the enclosed proxy, the shares represented thereby will be voted FOR the election of the directors described herein, FOR the proposal set forth in Item 2 in the Notice of Meeting, FOR the proposal set forth in Item 3 in the Notice of Meeting, FOR the proposal set forth in Item 4 in the Notice of Meeting, FOR the proposal set forth in Item 5 in the Notice of Meeting, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the judgment of the person or persons voting on such matter or matters.

  Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

  Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 7, 1996, the record date, there were 37,582,184 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                          PROPOSAL TO ELECT DIRECTORS

  The Corporation's Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established by the Board of Directors by resolution. The Corporation currently has five directors: Messrs. David E. Maguire, Charles E. Volpe, Stewart A. Kohl, Charles E. Corpening and
E. Erwin Maddrey, II.

  In connection with the acquisition of the outstanding common stock of Kemet Electronics Corporation by the Corporation in 1990 (the "Acquisition"), Messrs. David E. Maguire, Charles E. Volpe, James J. Jerozal, Glenn H. Spears, Kenneth L. Martin, John Piper, D. Ray Cash, Brian G. Hawthornthwaite, Bernd K. Scheumann, Donald A. Adams, Robert A. Taylor, Jr., Donald J. Poinsette, Edwin
H. Bost and Harris L. Crowley, Jr. (the "Senior Managers"), Citicorp Venture Capital, Ltd. ("CVC") and certain other investors, have entered into an agreement (the "Voting Agreement") which provides, among other things, for the nomination of and voting for up to seven directors of the Corporation by such stockholders, which as of the record date own approximately 31% of all outstanding Common Stock. Under the Voting Agreement, CVC has the right to designate up to two directors if the Board of Directors consists of five directors, and up to three directors if the Board of Directors consists of seven directors. The two directors designated by CVC are currently Charles E. Corpening and Stewart A. Kohl.

  Each party to the Voting Agreement has agreed to vote its shares in favor of the nominee. A majority of the directors has the right to nominate the remainder of the directors, including up to two directors who are not affiliated with the Corporation or CVC. Each director nominated by parties to the Voting Agreement may be removed only at the request of the party who nominated such director. The Voting Agreement terminates upon the earlier of October 21, 2002, or at such time as CVC and its affiliates cease to own at least 10% of the Corporation's Common Stock. The stockholders who are parties to the Voting Agreement hold, in the aggregate, a substantial amount of the voting power of the Corporation and thus, if acting in unison or in various combinations, could likely be able to elect all the directors even if the Voting Agreement were not in place.

  The Board of Directors is currently comprised of five directors divided into three classes. The term of each class expires in different years. The Board of Directors intends to increase the size of the Board to six members. The nominees for election to the Board of Directors this year to serve for a three-year term or until their successors are duly elected and qualified to serve are E. Erwin Maddrey, II, who is currently a director of the Corporation and Terry R. Weaver, who is the Corporation's President and Chief Operating Officer. The Board of Directors expects the nominees named above to be available for election. In case either nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors. The directors will be elected at the Annual Meeting by a majority of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

  The following sets forth information as to the nominees for director and each continuing director, including age, as of June 7, 1996, principal occupation and employment during the past five years, directorships in other publicly held companies and period of service as a director of the Corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF MR. MADDREY TO THE BOARD OF DIRECTORS AND "FOR" THE ELECTION OF MR. WEAVER TO THE BOARD OF DIRECTORS.

NOMINEES FOR BOARD OF DIRECTORS

  E. Erwin Maddrey, II, 55, was named a Director of the Corporation in May 1992. Mr. Maddrey has been President, Chief Executive Officer and a director of Delta Woodside Industries, Inc., a textile manufacturer, and its predecessors since 1984. Prior thereto, Mr. Maddrey served as President and Chief Operating Officer and director of Riegel Textile Corporation.

  Terry R. Weaver, 44, President and Chief Operating Officer, was named such in March 1996. Mr. Weaver joined the Company in January 1995 as Senior Vice President of Sales and Marketing and most recently served as Executive Vice President from October 1995 until March 1996. Mr. Weaver was previously a Vice President with Johnson Controls, Inc., a manufacturer of facility management and control systems, automotive seating, automotive batteries and plastic containers. During his tenure with Johnson Controls, Inc., he served in a variety of positions, including Sales Engineer, Branch Manager, Southeast Regional Manager, and Vice President and General Manager of the Electronic Systems unit.

CONTINUING DIRECTORS

  David E. Maguire, 61, Chairman, Chief Executive Officer ("CEO") and Director, has served as Chairman since August 1992 and has served as Chief Executive Officer, President and Director of the Corporation from December 1990 until October 1995. Mr. Maguire also served as Chairman, President and Chief Executive Officer of KEMET Electronics since April 1987. From January 1959 until April 1987, Mr. Maguire served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation ("UCC"), most recently as Vice President from June 1978 until April 1987.

  Charles E. Volpe, 58, Director, was named a Director of the Corporation in December 1990. Mr. Volpe also served as Executive Vice President and Chief Operating Officer ("COO"), and most recently served as President and Chief Operating Officer from October 1995 until his retirement on March 31, 1996. Mr. Volpe had also served as Executive Vice President and Director of KEMET Electronics since April 1987. From August 1966 until April 1987, Mr. Volpe served in a number of capacities with the KEMET capacitor business of UCC, most recently as General Manager. Mr. Volpe is also a director of Sinter Metals, Inc., and Encad, Inc.

  Stewart A. Kohl, 40, was named a Director of the Corporation in May 1992. Mr. Kohl has been a partner in The Riverside Company, an investment company, since October 1993. Mr. Kohl was previously a Vice President of Citicorp North America, Inc., and had been employed by various subsidiaries of Citicorp North America, Inc. since 1988. Mr. Kohl also serves on the board of directors of Omega Polymer Technologies, Inc., QDS Components, Inc., The South Florida Newspaper Network, Inc., and Shore Bank and Trust Company. Mr. Kohl serves as a consultant to the Corporation. See "Compensation of Directors."

  Charles E. Corpening, 31, Director, was unanimously elected by members of the Board of Directors on January 29, 1995. Mr. Corpening has been an Assistant Vice President of Citicorp Venture Capital Ltd., a subsidiary of Citibank, since December 1994. Mr. Corpening was previously a Vice President of Roundtree Capital Corporation, an investment company, since 1991. Mr. Corpening also serves on the board of directors of Chase Brass Industries, Inc. and Davco Restaurants, Inc.

  There are no family relationships among the foregoing persons.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. Each current director attended 100% of the number of meetings held during the preceding fiscal year of the Board of Directors and any committees on which such director served.

  Executive Committee. The Executive Committee of the Board of Directors consists of Messrs. Maguire, Volpe and Kohl. The Executive Committee exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee met twice during the preceding fiscal year.

  Compensation Committee. The Compensation Committee of the Board of Directors consists of Messrs. Corpening, Kohl and Maddrey. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. The Compensation Committee met three times during the preceding fiscal year.

  Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. Corpening, Kohl and Maddrey. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met twice during the preceding fiscal year.

  The Corporation does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

  The Voting Agreement provides that each director (other than directors that are employed by the Corporation or CVC and its affiliates) is entitled to an annual directors' fee of $20,000. Directors that are employed by CVC or its affiliates are entitled to an annual directors' fee of $8,000, and directors that are employed by the Corporation are not entitled to an annual directors' fee.

  Stewart A. Kohl, a director of the Corporation, entered into a Consulting and Non-Competition Agreement (the "Consulting Agreement") with the Corporation on July 28, 1993. Pursuant to the Consulting Agreement, Mr. Kohl provides consulting services, including advice regarding corporate finance, investor relations, merger and acquisition transactions and other related matters. In addition, Mr. Kohl has agreed not to compete with the Corporation during the term of the Consulting Agreement and for a period of twelve months thereafter. As consideration for the services rendered under the Consulting Agreement, Mr. Kohl is paid $50,000 per annum. The Consulting Agreement will terminate, unless otherwise renewed, on September 30, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers, directors and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from March 31, 1995, through March 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that each of Messrs. Bost, Crowley, Hawthornthwaite and Taylor filed one Form 4 one month late.

           PROPOSAL TO APPROVE THE 1995 EXECUTIVE STOCK OPTION PLAN

GENERAL

  In October 1995, the Board of Directors of the Corporation approved the 1995 Executive Stock Option Plan (the "1995 Plan" or "Plan"). The 1995 Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Any person who is a full-time, salaried employee of the Corporation (excluding non-management directors) is eligible to participate in the Plan (a "Participant"). Nineteen persons are currently eligible to participate in the 1995 Plan. The Compensation Committee selects the Participants and determines the terms and conditions of the options. In October 1995, the Board of Directors approved the Plan providing for up to 1,950,000 shares to be issued thereunder, subject to certain adjustments reflecting changes in the Corporation's capitalization. On June 7, 1996, the market value of the Common Stock underlying the 1,950,000 options was $37,293,750. The description of the 1995 Plan set forth herein is qualified in its entirety by reference to the complete text of such Plan, which is filed as an Exhibit to the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, and incorporated herein by reference.

STOCKHOLDER APPROVAL

  At the Annual Meeting, the stockholders are being asked to approve the 1995 Plan adopted by the Board of Directors in October 1995. The affirmative votes of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting will be required to approve the 1995 Plan.

  THE BOARD OF DIRECTORS HAS APPROVED THE 1995 PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH PLAN.

OPTION GRANTS

  The following table sets forth the number of options which have been granted under the 1995 Plan to the Corporation's chief executive officer ("CEO"), the four other most highly compensated executive officers, all executive officers as a group, each other person who received or is to receive five percent of such options and all employees, including all current officers who are not executive officers, as a group, subject to approval by the Corporation's stockholders at the Annual Meeting.

                       1995 EXECUTIVE STOCK OPTION PLAN

                        NAME AND POSITION                   OPTIONS GRANTED (#)
                        -----------------                   -------------------
      David E. Maguire ....................................        24,000
      (Chairman and CEO)
      Terry R. Weaver .....................................        16,000
      (President and COO)
      Charles E. Volpe ....................................        16,000
      (Former President and COO)
      James J. Jerozal ....................................         8,000
      (Chief Financial Officer, Treasurer and Assistant
       Secretary)
      Glenn H. Spears .....................................         8,000
      (Senior Vice President of Human Resources and
       Secretary)
      All executive officers as a group (5 persons)........        72,000
      All employees, including officers who are not
       executive officers, as a group......................       184,000

TERMS OF THE 1995 PLAN

  Options granted under the 1995 Plan may be either incentive stock options ("ISOs") or such other forms of nonqualified stock options ("NQOs") as the Compensation Committee may determine. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of the options will be at least 100% of the fair market value of a share of Common Stock on the date of grant.

  Options granted under the 1995 Plan may be subject to time vesting and certain other restrictions at the Compensation Committee's sole discretion. Subject to certain exceptions, the right to exercise an option generally terminates at the earlier of (i) the first date on which the initial grantee of such option is not employed by either the Corporation or any subsidiary for any reason other than termination without cause, voluntary retirement, death or permanent disability or (ii) the expiration date of the option. If the holder of an option dies or suffers a permanent disability while still employed by the Corporation or any subsidiary, the right to exercise all unexpired installments of such option shall be accelerated and shall accrue as of the date of such death or the later of the date of such permanent disability or the discovery of such permanent disability, and such option shall be exercisable, subject to certain exceptions, for 90 days after such date. If the holder of an option voluntarily retires, the holder will have a period of up to three years to vest and exercise options. If the holder of an option is terminated without cause, to the extent the option has vested, such option shall be exercisable for 30 days after such date. The Plan also provides that if any holder engages in conduct detrimental to the Corporation, such options are automatically terminated.

  The Board of Directors has the power and authority to amend the Plan at any time without approval of the Corporation's stockholders; provided, that the Board of Directors shall not amend the Plan to cause any outstanding ISOs to no longer qualify as ISOs or materially increase the benefits or number of shares under the Plan or modify the eligibility requirements without the affirmative approval of the Corporation's stockholders. In addition, the Board of Directors shall not amend the Plan to materially and adversely affect the rights of an option holder under such option without the consent of such option holder.

  Supplemental cash payments may also be made in conjunction with options granted under the Plan.

FEDERAL INCOME TAX CONSEQUENCES RELEVANT TO THE 1995 PLAN

  The following is intended only as a brief summary of the federal income tax rules relevant to stock options issued and supplemental cash payments made under the 1995 Plan. These rules are highly technical and subject to change in the future. In particular, the discussion of ISOs is based, in part, on proposed regulations which may be amended substantially before they are adopted in final form. The discussion of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is based on amendments that are effective as of March 1, 1993. Optionees should consult their personal tax advisors with respect to the tax consequences (including those under state and local tax laws) associated with stock options.

  Nonqualified Stock Options. An optionee does not recognize any taxable income, and the Corporation is not entitled to a deduction, upon the grant of an NQO. Upon the exercise of an NQO, the optionee recognizes compensation income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired as of the exercise date over the option exercise price, provided that such shares are not subject to a "substantial risk of forfeiture" (an "SRF") within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the"Code"). An example of an SRF is a requirement that, unless the optionee remains employed by the Corporation for a set period of time, the Corporation is entitled to repurchase the stock for an amount that is less than the fair market value of the stock at the time of such repurchase. The Corporation is generally entitled to a deduction equal to the compensation income recognized by the optionee.

  An optionee will not recognize any taxable income on the exercise of an NQO if the stock received by such optionee is subject to an SRF and the optionee does not make an election under Section 83(b) of the Code to recognize income on the exercise date (a "Section 83(b) Election"). In such case, the optionee recognizes compensation income on the date the SRF expires equal to the excess of the fair market value of the stock on such date over the option exercise price. However, if the optionee makes a Section 83(b) Election with respect to stock subject to an SRF, the optionee recognizes compensation income on the exercise date (and not on the date the SRF lapses) equal to the excess of the fair market value of such stock on the exercise date (determined without regard to the SRF) over the exercise price.

  In the case of an optionee subject to six month short-swing profit liability under Section 16(b) of the Exchange Act (a "16(b) person") (typically, officers, directors and major stockholders of the Corporation), compensation income is generally recognized on the later of the exercise date or the date six months after the grant date. However, if such optionee makes a Section 83(b) Election, the optionee recognizes compensation income on the exercise date even if such date occurs within six months of the grant date. The amount of compensation income recognized is equal to the excess of the fair market value of the shares acquired (determined as of the date the optionee recognizes compensation income) over the option exercise price.

  An optionee's basis in the stock acquired pursuant to the exercise of an NQO is equal to such stock's fair market value on the date compensation income is recognized with respect to such stock. If an optionee sells such shares, such optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss will be long- or short-term, depending on whether the optionee has held the shares for more than one year from the date compensation income is recognized with respect to the shares. The Corporation is not entitled to any deduction with respect to any capital gain recognized by the optionee.

  Incentive Stock Options. An optionee does not recognize taxable income on the grant or exercise of an ISO. However, the excess of the stock's fair market value on the exercise date (or in the case of a 16(b) person, the fair market value on the exercise date or six months after the date of grant, whichever is later) over the option exercise price will be included in the optionee's alternative minimum taxable income and thereby may subject the optionee to an alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax. Upon the disposition of shares of Corporation Common Stock acquired pursuant to the exercise of an ISO (i) more than one year after the date of exercise and (ii) more than two years after the date of grant (the "Required Holding Periods"), the optionee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Corporation is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or a disposition of stock received upon the exercise of an ISO after the Required Holding Periods have been satisfied.

  If an optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price paid for such shares and the lesser of (i) the fair market value of the shares upon the date of exercise (or in the case of a 16(b) person, the fair market value on the exercise date or six months after the date of grant, whichever is later) or (ii) the selling price, will constitute compensation taxable to the optionee as ordinary income. The Corporation is allowed a corresponding tax deduction equal to the amount of compensation taxable to the optionee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the date of grant, if later, in the case of a 16(b) person), the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the stock for more than one year). The Corporation is not allowed a deduction with respect to any such capital gain recognized by the optionee.

  Use of Common Stock to Pay Option Price. If an optionee delivers previously-acquired Corporation Common Stock, however acquired, in payment of all or part of the option exercise price of an NQO, the optionee will not, as a result of such delivery, recognize taxable income or loss with respect to any appreciation or depreciation in the value of the previously-acquired Corporation Common Stock after its acquisition date. The optionee's tax basis in, and holding period for, the previously-acquired stock surrendered carries over to an equal number of option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income (subject to wage and employment tax withholding). Such fair market value is determined on the date of exercise, except in the case of 16(b) persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and the holding period for such shares begins on the date on which the fair market value of such shares is determined. The Corporation generally is entitled to a tax deduction equal to the compensation income recognized by the optionee.

  Proposed regulations provide that if an optionee delivers previously-acquired Corporation Common Stock (other than stock acquired upon exercise of an ISO and not held for the Required Holding Periods) in payment of all or part of the option price of an ISO, the optionee will not recognize as taxable income or loss with respect to any appreciation or depreciation in the value of the previously-acquired Corporation Common Stock after its acquisition date. The optionee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares used to pay the exercise price, and the holding period for such shares will begin on the date of exercise (with the possible exception of 16(b) persons). When an ISO is exercised using previously-acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

  If an optionee pays the exercise price of an ISO in whole or in part with previously-acquired Corporation Common Stock that was acquired upon the exercise of an ISO and that has not been held for the Required Holding Periods, the optionee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Corporation generally will be entitled to a corresponding deduction. The optionee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the optionee recognizes.

  Supplemental Cash Payments. An optionee recognizes ordinary income, subject to income and employment tax withholding, equal to any supplemental cash payment the Corporation makes to the optionee. The Corporation generally is entitled to a corresponding tax deduction.

                 PROPOSAL TO APPROVE THE EXECUTIVE BONUS PLAN

GENERAL

  The Board believes short-term incentive compensation is an important element of compensation in order to attract and retain high-quality executives, officers and employees and provides further incentives to such executives, officers and employees to maximize the Corporation's annual operating performance and thereby increase stockholder value. To this end, in October 1995, the Board adopted the Executive Bonus Plan (the "Bonus Plan"), to provide an annual incentive to all participants in such Plan. The Bonus Plan rewards employees based on the annual performance of the Corporation. Recent changes in federal tax laws will increase the costs to the Corporation of the Bonus Plan by eliminating the deductibility by the Corporation of annual compensation paid to Certain Executive Officers (as defined below) in excess of $1 million unless such compensation qualifies as performance-based compensation under the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, in October 1995, the Board adopted the Bonus Plan, and directed that the Bonus Plan be submitted to the Corporation's stockholders for approval, in accordance with applicable tax law requirements. The description of the Bonus Plan set forth herein is qualified in its entirety by reference to the complete text of such Plan, a copy of which is filed as an Exhibit to the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, and incorporated herein by reference.

STOCKHOLDER APPROVAL

  At the Annual Meeting, the stockholders are being asked to approve the Executive Bonus Plan adopted by the Board of Directors in October 1995. The affirmative votes of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting will be required to approve the Bonus Plan.

  THE BOARD OF DIRECTORS HAS APPROVED THE BONUS PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE BONUS PLAN.

SUMMARY DESCRIPTION OF THE BONUS PLAN

  Participation and Administration. The Compensation Committee selects participants in the Bonus Plan from among the Corporation's officers. Nineteen employees, including the Corporation's executive officers and CEO, currently participate in the Bonus Plan. Any employee (except Certain Executive Officers who may be designated as participants under the Bonus Plan only during the first 90 days of each fiscal year), may be selected as a participant in the Bonus Plan at any time during the year. "Certain Executive Officers" means those executive officers of the Corporation whose total non-performance-based compensation from the Corporation would otherwise be in excess of the amount deductible by the Corporation pursuant to Section 162(m) of the Code. The Compensation Committee or such other committee as is designated by the Board (the "Committee") will be responsible for administration of the Bonus Plan. The Committee will consist exclusively of two or more members who meet the "outside director" requirements of Section 162(m) of the Code.

  Determination of Bonus Awards. Prior to the ninetieth day of each fiscal year, the Board will approve an annual business budget ("ABB") for the Corporation for such year. The Committee will then establish the base salary, the annual incentive base percent and the annual incentive base value for each participant in the Plan. The annual incentive base percent will initially be between 40% and 85%, and will be applied to the participant's base salary to determine the annual incentive base value for each participant. The annual incentive base percent increases with the level of responsibility of an officer, with the CEO at the highest level. The Committee will then set earnings before depreciation, amortization, interest and taxes ("EBDAIT") goals at several levels, including the base, target and maximum performance levels for the Corporation and will also set the Corporation performance multiplier (the "Multiplier") that corresponds to the applicable level of EBDAIT. The Multiplier will initially range from 0 at 75% of the target EBDAIT (base performance) to 1 at 130% of the target EBDAIT (maximum performance). In the event that the achieved EBDAIT is below the base level for such year, the Multiplier will be 0 and no incentive bonus will be payable. The Multiplier will be applied to the annual incentive base value to determine the bonus award for such year. For example, using the annual incentive base percent and maximum Multiplier for fiscal year 1997, if the Corporation achieved the maximum performance level, the Corporation's CEO would be entitled to an incentive bonus equal to 85% of his base salary. Each participant, including the CEO, will separately receive a guaranteed bonus payment which will initially be equal to .5 times the annual incentive base value. Within 90 days of the end of each fiscal year, the Committee will determine and approve the EBDAIT level achieved for such fiscal year and will approve the grant and payment of the bonus awards in the aggregate to all participants and to each of the executive officers including the CEO. Except in the case of death or total disability, a participant must be employed by the Corporation on the date the Committee approves the awards in order for such participant to receive an award under the Bonus Plan.

  The amounts that any participant in the Bonus Plan, including the Corporation's CEO and executive officers, will receive is not determinable in advance prior to the completion of the Corporation's fiscal year and the determination by the Committee (as described above) of the actual performance level achieved by the Corporation for such year. For information regarding amounts received with respect to fiscal year 1996 by the Corporation's CEO and the other named executives officers see the Bonus column of the Summary Compensation Table below.

  Certain Executive Officers. The Bonus Plan as adopted in October 1995 includes various limitations required by Section 162(m) of the Code applicable only to Certain Executive Officers. For example, awards made to Certain Executive Officers will be based on the actual regular salaries of such officers at the rate in effect prior to the ninetieth day of the applicable fiscal year. In addition, Certain Executive Officers may not become eligible to participate in the Bonus Plan after the ninetieth day of a fiscal year and the applicable Multiplier and Corporation performance levels with respect to such officers may not be changed after the first ninety days of the fiscal year. Finally, no discretionary awards or bonuses may be paid to such officers under the Bonus Plan. However, the Committee or the Board may approve awards or bonuses under their general authority or under any other discretionary plan.

  Amendments. The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Bonus Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination may reduce retroactively the right of a participant (or his or her beneficiary as the case may be) to a payment or distribution for such fiscal year in accordance with the provisions contained in the Bonus Plan after the conclusion of such fiscal year.

       PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation by the Audit Committee, has appointed KPMG Peat Marwick LLP as independent public accountants to examine the financial statements of the Corporation for the year ending March 31, 1997, and to perform other appropriate accounting services.

  A proposal will be presented at the Annual Meeting to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent public accountants. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                OTHER BUSINESS

  At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

                              SECURITY OWNERSHIP

  As of June 7, 1996, the Corporation's issued and outstanding common stock consisted of 37,582,184 shares of Common Stock and 1,096,610 shares of Non-Voting Common Stock. The Non-Voting Common Stock generally is convertible (subject to certain limitations) into an equal number of shares of Common Stock at any time, at the option of the holder thereof.

  The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the four most highly compensated executive officers (including the CEO), the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of June 7, 1996. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned as set forth opposite its or his name.

                                                            COMMON STOCK
                                                     --------------------------
           DIRECTORS, EXECUTIVE OFFICERS AND 5%                      PERCENT
                       STOCKHOLDERS                  NO. OF SHARES OF CLASS (8)
           ------------------------------------      ------------- ------------
      Citicorp Venture Capital, Ltd. (1)(2).........   6,523,410       16.9%
      David E. Maguire (2)(3).......................   1,888,070        5.0
      Terry R. Weaver (3)...........................           0          *
      James J. Jerozal (2)(3)(4)....................     392,114        1.0
      Glenn H. Spears (2)(3)........................     280,421          *
      Stewart A. Kohl (5)...........................      10,000          *
      Charles E. Volpe (2)(3).......................     585,266        1.6
      E. Erwin Maddrey, II (6)......................       2,000          *
      Charles E. Corpening (7)......................       2,000          *
      All Directors and Executive Officers as a
       group (8 persons)............................   3,159,871        8.4

- --------
(1) Includes 4,617,300 shares of Common Stock and 1,906,610 shares of Non-Voting Common Stock beneficially owned by Citicorp Venture Capital, Ltd. The address for Citicorp Venture Capital, Ltd. is 399 Park Avenue, 14th Floor, New York, New York 10043.
(2) All of these parties have entered into an agreement providing for the election of directors. Each such party disclaims beneficial ownership of shares of Common Stock owned by each other party.
(3) The address of these individuals is c/o KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.
(4) Includes 120,000 shares held by a partnership in which Mr. Jerozal is a general and limited partner. Mr. Jerozal disclaims beneficial ownership of such shares.
(5) The address of this individual is c/o The Riverside Company, The Terminal Tower, 50 Public Square, Suite 3202, Cleveland, Ohio 44113.
(6) The address of this individual is c/o Delta Woodside Industries, Inc., 233 North Main Street, Greenville, South Carolina 29601.
(7) The address of this individual is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, 14th Floor, New York, New York 10043.
(8) Percentages less than one percent are denoted by an asterisk.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following summary compensation table specifies the components of the compensation packages for the Corporation's four most highly compensated executive officers (including the CEO) (the "named executives") for the fiscal years ended March 31, 1994, 1995 and 1996.

                                                 LONG TERM
                        ANNUAL CONTRIBUTION    COMPENSATION
  NAME AND            ------------------------ ------------
  PRINCIPAL    FISCAL                              STOCK         ALL OTHER
  POSITION      YEAR               BONUS($)(3) OPTIONS(#)(4) COMPENSATION($)(5)
  ---------    ------ SALARY($)(2) ----------- ------------- ------------------
David E.
Maguire
(Chairman and
Chief           1996    $390,000    $831,000      24,000          $60,181
Executive Of-   1995     326,000     300,000           0            5,183
ficer)          1994     304,000     140,000           0            7,818
Charles E.
Volpe(1)
(Former Pres-
ident and       1996     275,000     448,000      16,000           21,133
Chief Operat-   1995     230,000     215,000           0            5,273
ing Officer)    1994     215,000     100,000           0            6,247
Terry R.
Weaver(1)
(President
and             1996     240,000     300,000      16,000           10,216
Chief Operat-   1995      60,000      51,000           0                0
ing Officer)    1994         --          --          --               --
James J.        1996     190,000     238,000       8,000           13,260
Jerozal         1995     161,000     137,000           0            5,220
(Chief Finan-   1994     146,000      55,000           0            5,121
cial Officer,
Treasurer and
Assistant
Secretary)
Glenn H.        1996     190,000     238,000       8,000           14,194
Spears          1995     161,000     137,000           0            5,220
(Senior Vice    1994     146,000      55,000           0            5,291
President
of Human Re-
sources and
Secretary)

- --------
(l) On March 15, 1996, Mr. Volpe relinquished his duties as President and Chief Operating Officer and Mr. Weaver was promoted to President and Chief Operating Officer. Effective March 31, 1996, Mr. Volpe retired from the Corporation.
(2) Includes $50,266, $35,681, $20,325, $24,056, $24,056 in fiscal year 1996 deferred by Messrs. Maguire, Volpe, Weaver, Jerozal and Spears, respectively, $9,240, $9,490,$0, $9,315 and $9,315 in fiscal year 1995 and
    $6,369, $8,875, $0, $9,182, and $9,522 in fiscal year 1994 pursuant to a
    401(k) account and personal investment account.
(3) Pursuant to Corporation policy, bonuses for a fiscal year are paid in May of the following fiscal year. The amounts recorded above relate to the fiscal year for which the bonuses were earned.
(4) All stock option grants were made pursuant to the Corporation's 1995 Executive Stock Option Plan.
(5) Represents payments made by the Corporation for the named executives pursuant to a 401(k) account and personal investment account and for the payment of premiums on the term portion of life insurance.

OPTION GRANT TABLE

  The following table sets forth certain information with respect to stock options granted during the fiscal year ended March 31, 1996, to the named executives.

                                                                          POTENTIAL REALIZABLE
                                                                                  VALUE
                                       % OF TOTAL                       AT ASSUMED ANNUAL RATE OF
                                        OPTIONS                         STOCK PRICE APPRECIATION
                                       GRANTED TO   EXERCISE                FOR OPTION TERMS
                           OPTION      EMPLOYEES     PRICE   EXPIRATION -------------------------
NAME                     GRANTED (#) IN FISCAL YEAR  ($/SH)     DATE       5%($)       10%($)
- ----                     ----------- -------------- -------- ---------- -------------------------
David E. Maguire........   24,000         8.5%      $32.125   10/25/05  $   478,020 $   1,225,890
Charles E. Volpe........   16,000         5.7%       32.125   10/25/05      318,680       817,260
Terry R. Weaver.........   16,000         5.7%       32.125   10/25/05      318,680       817,260
James J. Jerozal........    8,000         2.8%       32.125   10/25/05      159,340       408,630
Glenn H. Spears.........    8,000         2.8%       32.125   10/25/05      159,340       408,630

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

  The following table sets forth certain information concerning the value of unexercised stock options held by the named executives as of March 31, 1996.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND YEAR-END OPTION VALUES

                                                                     VALUE OF
                                                       NUMBER OF    UNEXERCISED
                                                      UNEXERCISED  IN-THE-MONEY
                                                     OPTION AT FY-  OPTIONS AT
                             SHARES                     END(#)       FY-END($)
                            ACQUIRED       VALUE     EXERCISABLE/  EXERCISABLE/
NAME                       ON EXERCISE REALIZABLE($) UNEXERCISABLE UNEXERCISABLE
- ----                       ----------- ------------- ------------- -------------
David E. Maguire..........     --           --         0/24,000        $0/$0
Charles E. Volpe..........     --           --         0/16,000         0/0
Terry R. Weaver...........     --           --         0/56,000      0/337,480
James J. Jerozal..........     --           --          0/8,000         0/0
Glenn H. Spears...........     --           --          0/8,000         0/0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Corporation's Compensation Committee are Messrs. Corpening, Kohl and Maddrey. No officers of the Corporation serve on the Compensation Committee.

DEFINED BENEFIT PLAN

  The Corporation maintains a noncontributory defined benefit plan (the "Defined Benefit Plan" or the "Plan") for all U.S. employees in active employment with the Corporation on or after April 27, 1987 who have met certain minimum service requirements. The Defined Benefit Plan provides a full retirement pension with an unreduced benefit to the following participants: participants who have reached age 62 if they have at least ten years of service with the Corporation; participants who have reached age 65 or older if they have at least five years of service with the Corporation; and participants who have a combined age and years of service with the Corporation equal to at least 85, as long as such participants had a combined age and years of service with the Corporation equal to at least 75 on April 26, 1988.

  The Company also maintains a supplementary retirement plan in which key managers, including the named executive officers, participate. Under the terms of the Deferred Compensation Plan for Key Managers ("DCKM Plan") additions to a participant's account are made to offset contributions to which each was entitled under the Company's noncontributory defined benefit plan which was limited by the Employee Retirement Security Act of 1974 and the Internal Revenue Code.

  The benefit provided under the Defined Benefit and the DCKM Plan is the equivalent of a single life annuity for a participant's life commencing the month following the participant's last day of employment with the

Corporation in a monthly amount equal to the sum of: (A) the greater of (1) 1.2% of the participant's average monthly compensation (based on a participant's five highest calendar year earnings (including certain bonuses) with the Corporation over the last ten years worked or, if greater, the final 60 months prior to a participant's retirement) multiplied by the participant's years of credited service prior to April 27, 1988, plus $12.00 per month; or
(2) 1.5% of a participant's average monthly compensation multiplied by the participant's years of credited service prior to April 27, 1988, less the product of (x) the participant's estimated Social Security benefit based on the law in effect at actual retirement assumed to commence at the later of retirement or age 62, and (y) a factor determined to be the least of: 1.5% multiplied by the participant's years of credited service prior to April 27, 1988 (up to a maximum of 33 1/3 years), 50%, or the maximum offset based on Internal Revenue Service integration rules in effect at actual retirement; or
(3) $5.00 per month for each year of credited service prior to April 27, 1988, for the first ten years, $7.00 per month for each year of credited service prior to April 27, 1988, for the next ten years, and $9.00 per month for each year of credited service prior to April 27, 1988, in excess of 20 years, plus 10% of a participant's average monthly compensation reduced by 1% for each year by which credited service is less than eight years, plus $12.00 per month; plus (B) .8% of a participant's average monthly compensation multiplied by the participant's years of credited service after April 26, 1988; plus (C)
 .6% of the excess of a participant's average monthly compensation over a participant's covered compensation (defined as the average of the Social Security Taxable Wage Base for the same period over which the pay is averaged in calculating Social Security benefits under the Federal Social Security Act in effect at the time of a participant's termination) multiplied by the participant's years of credited service after April 26, 1988. Notwithstanding the foregoing, the amount of a participant's monthly benefits under the Defined Benefit Plan shall be offset and reduced by the amount of any benefits payable to such participant or former participant under the Union Carbide Retirement Program in effect on April 27, 1987, or under certain other plans. Reduced benefits are payable in the case of early retirement and to participants who terminate employment prior to retirement, provided they have completed at least five years of credited service.

  The following table shows the total estimated annual benefits payable under the Defined Benefit Plan's Trust Fund and the DCKM Plan on a single-life annuity basis upon normal retirement to participants in specified years of Corporation service and average annual compensation. Annual benefits payable to the Corporation's employees from Union Carbide's Retirement Program in effect on April 27, 1987, will offset and reduce the annual benefit listed below.

         AVERAGE ANNUAL COMPENSATION OF
           HIGHEST FIVE YEARS COVERED      ANNUAL BENEFIT FOR YEARS OF SERVICE
            REMUNERATION FOR PENSION                  INDICATED (1)
        PURPOSES IN TEN YEARS PRECEDING    -----------------------------------
             NORMAL RETIREMENT AGE         10 YEARS 20 YEARS 30 YEARS 35 YEARS
        -------------------------------    -------- -------- -------- --------
      $   25,000.......................... $  2,864 $  5,344 $  8,344 $  9,844
          50,000..........................    6,568   11,648   17,648   20,648
          75,000..........................   10,368   18,048   27,048   31,548
         100,000..........................   14,168   25,217   37,978   44,358
         125,000..........................   17,968   32,517   49,028   57,283
         150,000..........................   21,768   39,817   60,078   70,208
         175,000..........................   25,568   47,117   71,128   83,133
         200,000..........................   29,368   54,417   82,178   96,058
         500,000..........................   74,968  142,017  214,778  251,158
         750,000..........................  112,968  215,017  325,278  380,408
      $1,250,000.......................... $188,968 $361,017 $546,278 $638,908

- --------
(1) The compensation used to determine benefits under the Defined Benefit Plan and the DCKM Plan for Messrs. Maguire, Volpe, Weaver, Jerozal and Spears was $662,250, $470,500, $293,448, $314,250, and $314,250, respectively.
    Included in the total estimated annual benefit is a payment from Union Carbide's Defined Benefit Plan in the form of annuity contracts on a single-life annuity basis. This benefit under that Plan is based on service up to April 27, 1987, and the highest three years of the preceding ten years of compensation prior to March 31, 1987. The offset payment from Union Carbide's retirement program could be as high as 64% of the annual benefit listed above.

  As of March 31, 1996, credited years of service under that Plan for Messrs. Maguire, Volpe, Weaver, Jerozal and Spears were 37, 30, 1, 30, and 19, respectively.

MANAGEMENT AGREEMENTS

  During fiscal year 1996, the Corporation and the Senior Managers were party to management agreements, dated December 21, 1990 (the "Management Agreements"), which provided, among other things, that each Senior Manager's annual base salary would be based upon the 50th percentile or median for jobs of equal description and scope as determined by the Hay Management Consultants' National Industrial Job Database which is updated each year by the Hay Annual Salary Survey of Industrial Jobs. The Management Agreements also provided that each Senior Manager would receive an annual bonus as determined by the Board of Directors equal to 50% of such Senior Manager's base salary for achieving the Corporation's ABB established for such year and up to 100% of such Senior Manager's base salary for Corporation performance exceeding the ABB. A minimum bonus of 20% would apply in the event that the Corporation met certain minimum performance goals as determined by the Board of Directors. The Executive Bonus Plan is intended to replace the Management Agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is pleased to present its report on executive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. This Compensation Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Corporation, including the named executives.

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Compensation Philosophy. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to individual and team contributions, continuous improvements in corporate performance, and increases in stockholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

  . Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

  . Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities, or new positions within the Corporation.

  . Take into account historical levels of executive compensation and the overall competitiveness of the market for high-quality executive talent.

  . Implement a balance between short- and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

  . Provide variable compensation opportunities based on the performance of the Corporation, encourage stock ownership by executives, and align executive remuneration with the interests of stockholders.

  Compensation Program Components. The Compensation Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

  Base Salary. The Corporation's base pay levels are determined by responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and targeted at the 50th percentile or median for jobs of equal description and scope as determined by the Hay Management Consultants' National Industrial Job Database which is updated each year by the Hay Annual Salary Survey of Industrial Jobs.

  Annual Bonus. The Management Agreements provided for the granting of cash bonuses to the Senior Managers (including the named executives) of the Corporation. The Executive Bonus Plan will replace the Management Agreements for the Senior Managers and provide cash bonuses to the Corporation's top officers, including the Senior Managers, if certain targets are met. The objective of the bonus is to enhance management's contribution to stockholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the Management Agreements focused corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Corporation's ABB. Targeted bonuses for the Corporation's employees under the Management Agreements were consistent with targeted bonuses of companies of similar size and complexity. Actual bonuses were subject to decrease or increase on the basis of the Corporation's performance and ranged from 20% of base salary for attaining certain minimum goals, to 100% if the Corporation significantly exceeded the ABB. The Executive Bonus Plan contains similar provisions. For fiscal year 1996, Mr. Maguire received a bonus of $831,000, which was paid in May 1996.

  Stock Option Program. The Compensation Committee strongly believes that, by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to increase their ownership of the Corporation's stock, the interests of stockholders and executives will be closely aligned. To that end, the Corporation adopted the 1995 Executive Stock Option Plan, pursuant to which certain officers of the Corporation, including the named executives, received options to purchase an aggregate of 184,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such Common Stock at the date of grant.

  Stock Ownership. As a result of the Acquisition, the Senior Managers collectively own approximately 14% of the Corporation's outstanding Common Stock, which further serves to align stockholder and management interests.

  Compensation of Chief Executive Officer. The 1996 fiscal year compensation for Mr. Maguire, the Corporation's Chairman and Chief Executive Officer, was set by the Board of Directors based on his Management Agreement at $390,000. Because of the high level of performance of the Corporation in comparison to the ABB, the Board determined to pay Mr. Maguire a bonus of $831,000 for fiscal year 1996, which was paid in May 1996. The Committee set Mr. Maguire's base salary at $411,000 for fiscal 1997.

  Summary. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for stockholders and enhancing corporate performance. In particular, the Compensation Committee feels that providing a high proportion of compensation in the form of an annual bonus based on achieving a target level of EBDAIT will enhance corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through the 1995 Executive Stock Option Plan and through high levels of direct stock ownership. The Compensation Committee believes that executive compensation levels of the Corporation are competitive with the compensation programs provided by other corporations with which the Corporation competes. The foregoing report has been approved by all members of the Compensation Committee.

                                          COMPENSATION COMMITTEE

                                          Charles E. Corpening

                                          Stewart A. Kohl

                                          E. Erwin Maddrey, II

                               PERFORMANCE GRAPH

  The following graph compares the Corporation's cumulative total stockholder return since the Common Stock became publicly traded on October 21, 1992, with The Nasdaq Stock Market (National Market) Index, the Standard & Poor's 500 Index, and with a peer group comprised of certain companies which manufacture capacitors and with which the Corporation generally competes. The peer group is comprised of the following companies: AMP Incorporated, Amphenol Corp., Augat Corp., CTS Corp., Molex Incorporated, Thomas & Betts Corp., and Vishay Intertechnology, Inc.

                          COMPARISON OF TOTAL RETURN*
         KEMET CORPORATION, NASDAQ INDEX, S&P 500 INDEX AND PEER GROUP

            KEMET Corp.    PEER Group      S&P 500 Index    NASDAQ Market
            -----------    ----------      --------------   -------------
10/21/92      100.00         100.00          100.00           100.00
03/31/93      153.00         101.00          109.00           114.00
03/31/94      163.00         108.00          111.00           132.00
03/31/95      376.00         137.00          128.00           140.00
03/31/96      453.00         157.00          169.00           189.00

- --------
   *Total Return assumes reinvestment of dividends.

                      CERTAIN INTERESTS AND TRANSACTIONS

  Pursuant to the terms of a Registration Agreement, dated as of December 21, 1990, as amended (the "Registration Agreement"), among the Corporation and certain stockholders of the Corporation, CVC, the Senior Managers, and certain other investors have the right, under certain circumstances and under certain conditions, to require the Corporation to register shares of the Corporation's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, the Corporation is required to pay certain expenses and provide certain indemnifications in connection with any such registration. The Corporation also agreed to reimburse certain of its existing stockholders for certain expenses associated with the ownership of Common Stock or Non-Voting Common Stock.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the annual meeting in 1997 must be received by the Secretary of the Corporation, at the address below, not later than February 21, 1997, to be considered for inclusion in the Corporation's 1997 proxy materials.

                            ADDITIONAL INFORMATION

  This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, telex, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

  The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By order of the Board of Directors



                                          Glenn H. Spears
                                          Secretary

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 24, 1996